                                                                    EXHIBIT 99.1


            OCEANEERING ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS


February 18, 2004 - Houston, Texas - Oceaneering International, Inc. (NYSE:OII) today reported fourth quarter and annual earnings for the periods ended December 31, 2003.

During the fourth quarter, on revenue of $162.1 million, Oceaneering generated net income of $6.1 million, or $0.25 per common share. During the corresponding period in 2002, Oceaneering reported revenue of $136.5 million and net income of $8.9 million, or $0.36 per common share. For the year, Oceaneering reported net income of $29.3 million, or $1.20 per common share, on revenue of $639.2 million. Net income for 2002 was $40.1 million, a record high, or $1.63 per common share, on revenue of $547.5 million.

                               Summary of Results
                    (in thousands, except per share amounts)

                                                         Three months ended               Year ended
                                              -----------------------------------    ---------------------
                                                     Dec. 31,           Sept. 30,           Dec. 31,
                                              ---------------------     ---------    ---------------------
                                                2003         2002         2003         2003         2002
                                              --------     --------     --------     --------     --------
Revenue                                       $162,065     $136,461     $172,754     $639,249     $547,467
Gross Margin                                  $ 28,023     $ 26,489     $ 30,372     $110,784     $114,165
Operating Income                              $ 11,747     $ 15,001     $ 16,050     $ 53,997     $ 67,703
Net Income                                    $  6,142     $  8,934     $  9,038     $ 29,301     $ 40,133

Diluted Earnings Per Share                    $   0.25     $   0.36     $   0.37     $   1.20     $   1.63

Weighted Average Number of Diluted Shares       24,539       24,821       24,488       24,453       24,683

Annual net income decreased $10.8 million primarily due to lower operating performance by Oceaneering's Subsea Products segment and a higher effective tax rate than in 2002. The 2002 tax rate was lower due to the realization of previously unrecognized foreign tax credits and favorable finalizations of tax positions related to Oceaneering's international oilfield vessel and diving operations exited in 2000. Fourth quarter results were down because of a lower profit contribution from Subsea Products.

John Huff, Chairman and Chief Executive Officer, stated, "Results for the fourth quarter met our expectations. For the whole of 2003, we achieved the third highest earnings in Oceaneering's history in spite of a tough market for oilfield services and products in general. ROV gross margin was the second highest in Oceaneering's history despite a persistence of lackluster demand for drill support services.

"More noteworthy, we completed or initiated acquisitions and major capital investments totaling approximately $300 million to position Oceaneering for increased profitability in the years ahead. If the pending transactions close, the additions to our asset base will represent an 80+% increase over our long-term assets at the beginning of 2003. We have a new four-year $250 million revolving credit facility in place to provide the funding for our capital expansion initiatives.

                                    - more -

"The OIS acquisition we completed in January propelled our Inspection business segment to record profits. Including the contribution from the Nauticos acquisition in April, our Advanced Technologies segment achieved near-record performance on the strength of increased work for the U.S. Navy. Our investment in an ownership position in the Medusa Spar, finalized in late December, added a new dimension to our mobile offshore production business. In the Subsea Products arena, we selected a Florida facility as the new location for our U.S. umbilical manufacturing plant and obtained several umbilical contracts, which caused an increase in our backlog to $47 million at year-end.

"We are in the final stages of our due diligence process towards closing the announced and pending acquisitions of ROV businesses from Subsea 7 and Stolt Offshore. We expect to complete the Stolt transaction shortly and hope to finalize the Subsea 7 purchase by the end of the first quarter of 2004. Acquisition of these ROV fleets will significantly increase our international market presence and substantially enlarge our existing leadership position as a worldwide ROV service provider.

"Looking forward, our 2004 EPS outlook is $1.55 to $1.60. This estimate is predicated on improving demand for our subsea products and a continuation of current demand trends for our other business segments. Compared to 2003, 2004 will include incremental earnings contributions from acquisitions and investments made during 2003. Our new steel tube umbilical manufacturing equipment should be operational in our Brazil plant during the second quarter of 2004 and in our new Florida facility during the fourth quarter. This 2004 outlook does not include the anticipated accretive effects of the two pending ROV-related acquisitions. Consequently, we believe it may be possible to achieve record EPS in 2004.

"We are projecting a relatively slow EPS start to what is expected to be a very good year. The slow start is attributable to reduced demand for our Subsea Projects and Inspection businesses and a continued low profit contribution from Subsea Products until production ramps up. We are forecasting first quarter 2004 EPS of approximately $0.20, followed by second quarter EPS of $0.45 to $0.50. Earnings in the second half of 2004 are expected to show substantial improvement.

"Our preliminary earnings assessment for 2005 is to achieve additional EPS growth of 20%, exclusive of the anticipated accretive effects of the pending or any future acquisitions. Our projected earnings growth is based on our expectations of improving market demand for our services and products, driven by increased floating drilling rig use and subsea completion activity."

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering's closing of two pending ROV-related acquisitions and the impacts of those transactions on Oceaneering's international market presence, leadership position and earnings, the availability of financing to fund its capital expansion initiatives, projected earnings for 2004 and the possibility of achieving record EPS in 2004, the anticipated timetable for new equipment becoming operational, its expectations concerning market demand, and its preliminary assessment of EPS growth in 2005. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are: industry conditions, prices of crude oil and natural gas, Oceaneering's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are fully described in Oceaneering's periodic filings with the Securities and Exchange Commission.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. Oceaneering's services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com. A live webcast of the Company's earnings release conference call, scheduled for February 19, 2004 at 10:00 a.m. central time, can be heard at www.companyboardroom.com (enter ticker OII).

PR 869
                         - Tables follow on next page -


                                                      (011 LISTED NYSE. GRAPHIC)




                                                      (011 LISTED NYSE. GRAPHIC)

                OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  Dec. 31,       Dec. 31,
                                                                    2003           2002
                                                                  --------       --------
                                                                       (in thousands)
ASSETS
     Current Assets (including cash and cash equivalents of
       $18,396 and $66,201)                                       $224,765       $233,070
     Net Property and Equipment                                    329,070        322,390
     Other Assets                                                  109,021         34,888
                                                                  --------       --------
         TOTAL ASSETS                                             $662,856       $590,348
                                                                  ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

     Current Liabilities                                          $132,972       $116,031
     Long-Term Debt                                                122,324        112,800
     Other Long-Term Liabilities                                    48,185         47,652
     Shareholders' Equity                                          359,375        313,865
                                                                  --------       --------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $662,856       $590,348
                                                                  ========       ========

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                            For the Three Months Ended                    For the Year Ended
                                                   -------------------------------------------        --------------------------
                                                    Dec. 31,         Dec. 31,        Sept. 30,                 Dec. 31,
                                                      2003             2002             2003            2003             2002
                                                   ---------        ---------        ---------        ---------        ---------
                                                                      (in thousands, except per share amounts)
Revenue                                            $ 162,065        $ 136,461        $ 172,754        $ 639,249        $ 547,467
Cost of Services and Products                        134,042          109,972          142,382          528,465          433,302
                                                   ---------        ---------        ---------        ---------        ---------
       Gross Margin                                   28,023           26,489           30,372          110,784          114,165
Selling, General and Administrative Expenses          16,276           11,488           14,322           56,787           46,462
                                                   ---------        ---------        ---------        ---------        ---------
       Income from Operations                         11,747           15,001           16,050           53,997           67,703
Interest Income                                          192              294               94              573              668
Interest Expense                                      (1,855)          (1,945)          (2,105)          (7,811)          (8,610)
Equity Earnings (Losses) of Unconsolidated
  Affiliates                                             226             (515)              35               40             (906)
Other Expense, Net                                      (861)            (252)            (169)          (1,720)          (2,330)
                                                   ---------        ---------        ---------        ---------        ---------
       Income before Income Taxes                      9,449           12,583           13,905           45,079           56,525
Provision for Income Taxes                            (3,307)          (3,649)          (4,867)         (15,778)         (16,392)
                                                   ---------        ---------        ---------        ---------        ---------
       Net Income                                  $   6,142        $   8,934        $   9,038        $  29,301        $  40,133
                                                   =========        =========        =========        =========        =========

Diluted Earnings per Common Share                  $    0.25        $    0.36        $    0.37        $    1.20        $    1.63
Weighted Average Number of Common Shares
  and Equivalents                                     24,539           24,821           24,488           24,453           24,683

                         SELECTED CASH FLOW INFORMATION

                                                         For the Three Months Ended               For the Year Ended
                                                   ---------------------------------------      -----------------------
                                                   Dec. 31,       Dec. 31,       Sept. 30,      Dec. 31,       Dec. 31,
                                                     2003           2002           2003           2003           2002
                                                   --------       --------       ---------      --------       --------
                                                                               (in thousands)
Capital expenditures, including acquisitions       $ 11,955       $ 14,009       $ 24,564       $100,370       $ 34,552
Depreciation and amortization                      $ 14,810       $ 13,827       $ 14,233       $ 56,963       $ 52,341

                               SEGMENT INFORMATION

                                                            For the Three Months Ended                       For the Year Ended
                                                  ---------------------------------------------         ---------------------------
                                                   Dec. 31,          Dec. 31,         Sept. 30,          Dec. 31,          Dec. 31,
                                                     2003              2002              2003              2003              2002
                                                  ---------         ---------         ---------         ---------         ---------
                                                                             ($ in thousands)
OIL AND GAS

    Remotely Operated Vehicles
                                       Revenues   $  43,772         $  37,800         $  40,644         $ 160,359         $ 149,619
                                   Gross Margin   $  11,968         $   9,019         $  10,577         $  42,037         $  39,538
                                 Gross Margin %          27%               24%               26%               26%               26%
                                 Days Available      11,530            11,561            11,500            45,655            45,585
                                    Utilization          72%               70%               71%               70%               69%

    Subsea Products
                                       Revenues   $  25,873         $  30,282         $  29,748         $ 107,540         $ 123,227
                                   Gross Margin   $   4,096         $   7,268         $   4,366         $  18,416         $  29,420
                                 Gross Margin %          16%               24%               15%               17%               24%

    Subsea Projects
                                       Revenues   $  17,520         $  18,697         $  20,375         $  68,796         $  78,709
                                   Gross Margin   $   3,819         $   4,710         $   3,153         $  10,946         $  16,418
                                 Gross Margin %          22%               25%               15%               16%               21%

    Mobile Offshore Production Systems
                                       Revenues   $  11,747         $  10,810         $  11,732         $  46,836         $  48,538
                                   Gross Margin   $   4,444         $   4,651         $   4,708         $  18,213         $  21,180
                                 Gross Margin %          38%               43%               40%               39%               44%

    Inspection
                                       Revenues   $  33,670         $  11,844         $  37,688         $ 136,599         $  44,026
                                   Gross Margin   $   3,192         $   1,428         $   5,895         $  16,557         $   5,613
                                 Gross Margin %           9%               12%               16%               12%               13%

ADVANCED TECHNOLOGIES
                                       Revenues   $  29,483         $  27,028         $  32,567         $ 119,119         $ 103,348
                                   Gross Margin   $   4,899         $   4,940         $   6,343         $  22,115         $  20,078
                                 Gross Margin %          17%               18%               19%               19%               19%

UNALLOCATED EXPENSES                              $  (4,395)        $  (5,527)        $  (4,670)        $ (17,500)        $ (18,082)

TOTAL
                                       Revenues   $ 162,065         $ 136,461         $ 172,754         $ 639,249         $ 547,467
                                   Gross Margin   $  28,023         $  26,489         $  30,372         $ 110,784         $ 114,165
                                 Gross Margin %          17%               19%               18%               17%               21%